EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 333-07043 and 333-70451) pertaining to the Long-term Incentive Plan and the Non-Employee Director Stock Option Plan of Rush Enterprises, Inc of our report dated February 20, 2004, with respect to the consolidated financial statements and schedules of Rush Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ERNST & YOUNG LLP

San Antonio, Texas
March 30, 2004